POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of David W.

Grzebinski, Raj Kumar and Ronald A. Dragg, each with the authority to act alone,

as the undersigned's true and lawful attorney-in-fact to:

1.
execute on behalf of the undersigned in the undersigned's capacity as an officer and/or director of Kirby Corporation (the “Company”),

Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities

Exchange Act of 1934 and the rules thereunder;

2.
take any and all actions on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or

5, complete and execute any amendment to such form and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.
take any other action of any kind in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to,

in the best interest of, or legally required of, the undersigned,

with the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney to be in such form and contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned grants to each such attorney-in-fact full power and authority to take such actions as may be necessary or proper in the exercise of the authority herein granted, as fully as the undersigned could if acting personally, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done pursuant to this Power of

Attorney. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming,

nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

In addition, the undersigned hereby constitutes and appoints each of Ronald

A. Dragg and Christopher C. Rozakeas to:

1.
act as an account administrator for the undersigned’s EDGAR

account, including: (i) appoint, remove and replace account

administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintain,

modify and certify the accuracy of information on the undersigned’s

EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

2.
cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. The undersigned hereby revokes any previous powers of attorney granted by the undersigned relating to the same subject matter as this

Power of Attorney.

DATED February 18, 2026

/s/ Tracy A. Embree

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Signature

Tracy A. Embree